UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

PINNACLE FOODS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35844	35-2215019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Jefferson Road, Parsippany, NJ		07054
(Address of Principal Executive Offices)		(Zip Code)

(973) 541-6620

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

As previously disclosed in the Current Report on Form 8-K filed by Pinnacle Foods Inc., a Delaware corporation (the “Company” or “Pinnacle”), with the Securities and Exchange Commission (“SEC”), on November 24, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boulder Brands, Inc., a Delaware corporation (“Boulder”), and Slope Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Purchaser”). Pursuant to the Merger Agreement, on December 9, 2015, Purchaser commenced a tender offer (the “Offer”) to purchase all of Boulder’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $11.00 per Share, net to the seller in cash, without interest (the “Offer Price”), and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal filed with the SEC on December 9, 2015 (together with any amendments and supplements thereto).

Item 1.01. Entry into a Material Definitive Agreement

Indenture and 5.875% Senior Notes due 2024

On January 15, 2016, in connection with the Merger (as defined under Item 2.01 below), Pinnacle Foods Finance LLC (“Pinnacle Finance”), an indirect wholly-owned subsidiary of the Company, completed its previously-announced private offering of $350 million aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Notes”). The Notes were co-issued with Pinnacle Finance’s wholly-owned subsidiary, Pinnacle Foods Finance Corp. (“Pinnacle Finance Corp.” and, together with Pinnacle Finance, the “Issuers”), and will be initially jointly and severally irrevocably and unconditionally guaranteed by the Company and all of Pinnacle Finance’s existing and future domestic subsidiaries that guarantee the senior secured credit facilities (as defined below), subject to certain exceptions. The Notes were issued pursuant to an indenture dated as of January 15, 2016 (the “Indenture”), among the Issuers, the Company, certain subsidiaries of Pinnacle Finance party thereto (together with the Company, the “Pinnacle Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes and the related guarantees were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act.

Immediately following the consummation of the Merger, Boulder and certain of its subsidiaries (together with Boulder, the “Target Guarantors”, and together with Boulder and the Pinnacle Guarantors, the “Guarantors”) entered into a supplemental indenture dated as of January 15, 2016 (the “Supplemental Indenture”) among the Issuers, the Target Guarantors and the Trustee, pursuant to which the Target Guarantors were added as subsidiary guarantors under the Indenture.

The Notes will mature on January 15, 2024. Interest on the Notes accrues at the rate of 5.875% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2016.

The Notes and the guarantees are general unsecured obligations of each of the Issuers and each of the Guarantors and will be pari passu in right of payment with all existing and future senior indebtedness of each such entity, will be effectively subordinated to all existing and future secured indebtedness of each such entity to the extent of the value of the assets securing that indebtedness and will be senior in right of payment to all existing and future subordinated indebtedness of each such entity. The Notes will be structurally subordinated to all indebtedness and other liabilities of subsidiaries of Pinnacle Finance (other than Pinnacle Finance Corp.) that do not guarantee the Notes.

The Issuers may redeem some or all of the Notes prior to January 15, 2019 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, plus an applicable “make-whole” premium. The Issuers may redeem some or all of the Notes on or after January 15, 2019 at redemption prices specified in the Indenture, plus accrued and unpaid interest to the redemption date. In addition, at any time prior to January 15, 2019, the Issuers may redeem, on one or more occasions, up to 35% of the Notes at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the rate per annum on the Notes, plus accrued and unpaid interest and additional interest (as defined in the Indenture), if any, up to the date of redemption with the net proceeds of certain equity offerings.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Notes will have the right to require the Issuers to offer to purchase all or a portion of such holder’s Notes at a purchase price in cash of 101% of their aggregate principal amount plus accrued and unpaid interest, if any, up to the date of purchase, subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains covenants that, among other things, limit the ability of Pinnacle Finance and its restricted subsidiaries to (i) incur or guarantee more debt or issue certain preferred shares, (ii) pay dividends on, repurchase or make distributions in respect of their capital stock or make other restricted payments, (iii) make certain investments, (iv) sell certain assets, (v) create liens, (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets, (vii) enter into certain transactions with their affiliates, and (viii) designate their subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of exceptions, limitations and qualifications as set forth in the Indenture.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Indenture, the Supplemental Indenture and the form of the Notes are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, the Issuers and the Guarantors entered into a registration rights agreement dated January 15, 2016 with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the several initial purchasers of the Notes (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors are required to, among other things, use their reasonable best efforts to cause an offer to exchange the Notes for registered notes having substantially identical terms as the Notes to be completed or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes.

If: (1) the Issuers fail to consummate the exchange offer on or prior to the 360th day after the issue date of the Notes, (2) a shelf registration statement, if required, has not been declared effective on or prior to the 360th day after the issue date of the Notes or (3) a required registration statement is filed and declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) during the applicable periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then the interest borne by the Notes will increase by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and will further increase by 0.25% per annum at the end of each subsequent 90-day period that such additional interest continues to accrue, but in no event will such increase exceed 1.00% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.4 hereto, and is incorporated by reference herein.

Second Amendment to the Second Amended and Restated Credit Agreement

Simultaneously with the closing of the Merger, Pinnacle Finance entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement, dated as of April 29, 2013 (as amended by the First Amendment thereto, dated as of October 1, 2013, and as further amended by the Second Amendment, the “senior secured credit facilities”). The Second Amendment comprises an incremental term loan of $550.0 million which matures in 2023 (the “Tranche I Term Loan”). Other than with respect to interest rate, maturity and, under certain circumstances, the voluntary prepayment premium, the Tranche I Term Loan is subject to substantially the same terms as Pinnacle Finance’s existing term loans under the senior secured credit facilities. Borrowings under the senior secured credit facilities are unconditionally and irrevocably guaranteed by Peak Finance Holdings LLC, any subsidiary of Peak Finance Holdings LLC that directly or indirectly owns 100% of the issued and outstanding equity interests of Pinnacle Finance, subject to certain exceptions, each of Pinnacle Finance’s direct or indirect material wholly-owned domestic subsidiaries, the Company, and by any subsidiary of the Company that directly or indirectly owns 100% of the issued and outstanding equity interests of Peak Finance Holdings LLC. In addition, subject to certain exceptions and qualifications, borrowings under the senior secured credit facilities are secured by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, each wholly owned direct or indirect domestic material subsidiary of Pinnacle Finance and 65% of the capital stock of, or other equity interests in, each wholly owned direct material “first tier” foreign subsidiary of Pinnacle Finance and (ii) certain tangible and intangible assets of Pinnacle Finance and the guarantors under the senior secured credit facilities (subject to certain exceptions and qualifications). Borrowings under the senior secured credit facilities bear interest at a rate equal to either the sum of a base rate plus a margin or the sum of a eurocurrency rate plus a margin. The margin with respect to the Tranche I Term Loan is based on Pinnacle Finance’s total net leverage ratio. The current base rate margin with respect to the Tranche I Term Loan is 2.00% and the current eurocurrency margin with respect to the Tranche I Term Loan is 3.00%.

The senior secured credit facilities impose restrictions on Pinnacle Finance and its restricted subsidiaries, including limitations on their ability to incur additional debt, grant liens, enter into sale and leaseback transactions, merge or consolidate with or into another entity, sell assets, pay dividends and make certain other payments, repurchase capital stock, make loans or advances or engage in certain transactions with affiliates. Pinnacle Finance is required to meet and maintain a net first lien leverage ratio. In addition, the senior secured credit facilities provide for mandatory principal prepayments on term loans outstanding thereunder under certain circumstances.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Second Amendment is attached as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, on January 15, 2016 (the “Expiration Date”). Based on the information provided to Pinnacle and Purchaser by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the Expiration Date, 59,366,943 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 90.9% of the then issued and outstanding Shares. In addition, Notices of Guaranteed Delivery had been delivered for 1,802,034 Shares, representing approximately 2.8% of the then issued and outstanding Shares. The Minimum Tender Condition (as defined in the Merger Agreement) and all other conditions to the Offer having been satisfied, Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

On January 15, 2016, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into Boulder, with Boulder being the surviving corporation (the “Merger”). Upon completion of the Merger, Boulder became a wholly owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the Offer Price, subject to any required withholding of taxes, except for (i) Shares held by Boulder or any of its wholly owned subsidiaries as treasury stock or owned by Pinnacle or any of its subsidiaries, including Purchaser, all of which were canceled and ceased to exist, and (ii) Shares owned by any stockholder of Boulder who was entitled to demand, and who properly demanded, appraisal rights pursuant to Section 262 of the DGCL. The Shares will no longer be listed on the NASDAQ Global Select Market.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $1.0 billion, without giving effect to related transaction fees and expenses. Pinnacle funded the payment of Shares validly tendered in the Offer from a combination of cash on hand, borrowings under the Tranche I Term Loan and from the gross proceeds of the Notes.

The foregoing summary description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 24, 2015 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 24, 2015, by and among Pinnacle, Boulder and Purchaser (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pinnacle on November 24, 2015).

4.1	Indenture, dated as of January 15, 2016, by and among the Issuers, the guarantors listed therein and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of January 15, 2016, by and among the Issuers, the guarantors listed therein and Wilmington Trust, National Association.

4.3	Form of 5.875% Senior Note due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.4	Registration Rights Agreement, dated January 15, 2016, by and among the Issuers, the guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers.

10.1	Second Amendment, dated as of January 15, 2016, to Second Amended and Restated Credit Agreement dated as of April 29, 2013, by and among Pinnacle Finance, Peak Finance Holdings LLC, the guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as administrative agent for the Lenders.

99.1	Press Release issued January 15, 2016 (incorporated herein by reference to Exhibit (a)(5)(I) to Schedule TO-T/A filed by Pinnacle on January 15, 2016.

99.2	Press Release issued January 15, 2016 (incorporated herein by reference to Exhibit (a)(5)(J) to Schedule TO-T/A filed by Pinnacle on January 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FOODS INC.

Date: January 15, 2016	By:	/s/ Craig Steeneck
Name: Craig Steeneck
Title: Executive Vice President and Chief Financial Officer

PINNACLE FOODS INC.

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of November 24, 2015, by and among Pinnacle, Boulder and Purchaser (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pinnacle on November 24, 2015).

4.1	Indenture, dated as of January 15, 2016, by and among the Issuers, the guarantors listed therein and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of January 15, 2016, by and among the Issuers, the guarantors listed therein and Wilmington Trust, National Association.

4.3	Form of 5.875% Senior Note due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.4	Registration Rights Agreement, dated January 15, 2016, by and among the Issuers, the guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers.

10.1	Second Amendment, dated as of January 15, 2016, to Second Amended and Restated Credit Agreement dated as of April 29, 2013, by and among Pinnacle Finance, Peak Finance Holdings LLC, the guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as administrative agent for the Lenders.

99.1	Press Release issued January 15, 2016 (incorporated herein by reference to Exhibit (a)(5)(I) to Schedule TO-T/A filed by Pinnacle on January 15, 2016.

99.2	Press Release issued January 15, 2016 (incorporated herein by reference to Exhibit (a)(5)(J) to Schedule TO-T/A filed by Pinnacle on January 15, 2016.